EXHIBIT 99.2

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


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In re                         :
                                       Chapter 11
Levitz Furniture              :
  Incorporated, et al.,                Case No. 97-1842 (JJF)
                              :
                                       Jointly Administered
             Debtors.         :

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               INTERIM ORDER (I) AUTHORIZING SECURED POST-PETITION
                 FINANCING ON A SUPER PRIORITY BASIS PURSUANT TO
                 11 U.S.C. ss.ss. 363 and 364, (II) GRANTING OF
                ADEQUATE PROTECTION PURSUANT TO 11 U.S.C. ss. 364
                      and (III) SCHEDULING A FINAL HEARING
                       PURSUANT TO BANKRUPTCY RULE 4001(C)


                  Upon the motion (the "Motion") dated September 5, 1997 of the above-captioned debtors and debtors in possession (collectively, the "Debtors")
(a) seeking this Court's authorization pursuant to Sections 364(c)(1), 364(c)(2), 364(c)(3) and 364(d)(1) of Title 11 of the United States Code, 11 U.S.C. ss. 101, ET SEQ. (as amended, the "Bankruptcy Code") and Rules 2002, 4001(c) and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), for Levitz Furniture Incorporated ("LFI"), Levitz Furniture Corporation ("LFC"), Levitz


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Furniture Realty Corporation ("LFC Realty"), Levitz Shopping Service, Inc.
("LSS"), Levitz Furniture Company of the Midwest, Inc. ("LFC Midwest"), Levitz Furniture Company of the Pacific, Inc. ("LFC Pacific), Levitz Furniture Company of Washington, Inc. ("LFC Washington"), Levitz Furniture Company of the Midwest Realty, Inc. ("LFC Midwest Realty"), Levitz Furniture Company of the Pacific Realty, Inc. ("LFC Pacific Realty"), Levitz Furniture Company of Washington Realty, Inc. ("LFC Washington Realty"), John M. Smyth Company ("JMS"), and John
M. Smyth Realty Company ("JMS Realty") (collectively, the "Borrowers"), to INTER ALIA, (i) obtain post-petition financing (the "Post-Petition Financing"), up to an aggregate principal amount not to exceed $260,000,000 less aggregate outstanding Pre-Petition Obligations (as defined below) (inclusive of a $25,000,000 sublimit for the issuance of letters of credit) (the "Commitment") from BT Commercial Corporation ("BTCC"), as agent (in its capacity as agent for the Lenders referred to below, the "Agent"), and a syndicate of other financial institutions arranged by BTCC (including BTCC, the "Lenders"), and for the Borrowers to execute a Credit Agreement with respect to the Post-Petition Financing (as amended, supplemented or otherwise


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modified from time to time, the "Credit Agreement"); and for the Borrowers to execute revolving credit notes and term notes (the "Notes," and the Credit Agreement, the Notes, and all ancillary documents at any time executed in connection therewith, collectively, the "Loan Documents"); (ii) grant the Lenders, pursuant to Bankruptcy Code ss.ss. 364(c) and 364(d), security interests in all of the Borrowers' currently owned and after acquired property to secure the Borrowers' obligations under the Loan Documents; and (iii) grant the Lenders priority in payment with respect to such obligations over any and all administrative expenses of the kinds specified in Bankruptcy Code ss.ss. 503(b) and 507(b) other than as described below; (b) seeking this Court's authorization to provide adequate protection pursuant to Bankruptcy Code ss.ss. 361 and 364(d) to the Pre-Petition Lenders (defined below) with respect to the priming liens and security interests to be granted pursuant hereto under Bankruptcy Code ss. 364(d) to secure the Post-Petition Financing; (c) seeking a preliminary hearing (the "Preliminary Hearing") on the Motion to consider entry of an interim order pursuant to Bankruptcy Rule 4001 (this "Order") authorizing the Borrowers to borrow from the Lenders under the Post-Petition Financing


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up to an aggregate of $40,000,000 (inclusive of Letters of Credit) over and above the amount of the Pre-Petition Obligations on the Filing Date (as defined below), upon the terms and conditions set forth in the Loan Documents and this Order pending the Final Hearing referred to below; and (d) requesting that a final hearing (the "Final Hearing") be scheduled by this Court to consider entry of a final order (the "Final Order") authorizing on a final basis, INTER ALIA, the Post-Petition Financing; and due and sufficient notice of the Motion under the circumstances having been given; and the Preliminary Hearing on the Motion having been held before this Court on September 8, 1997; and upon the entire record made at the Preliminary Hearing, and this Court having found good and sufficient cause appearing therefor;

         IT IS HEREBY FOUND that:

         A. On September 5, 1997 (the "Filing Date"), the Debtors filed voluntary petitions for relief with this Court under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Cases"). The Debtors are continuing in possession of their property, and operating and managing their businesses, as debtors-in-possession pursuant to Bankruptcy Code ss.ss. 1107 and 1108.

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         B. This Court has jurisdiction over the Chapter 11 Cases and the Motion pursuant to 28 U.S.C. ss.ss. 157(b) and 1334. Consideration of the Motion constitutes a core proceeding as defined in 28 U.S.C. ss. 157(b)(2).

         C. Prior to the Filing Date, the Borrowers entered into two Credit Agreements dated as of July 1, 1996 (as amended, supplemented or otherwise modified prior to the Filing Date, the "Pre-Petition Credit Agreements" and, together with collateral and ancillary documents executed in connection therewith, the "Pre-Petition Loan Documents") with the lenders pursuant thereto (such lenders, and any successors thereto by assignment or otherwise, the "Pre-Petition Lenders") and BTCC as agent and collateral agent (the "Pre-Petition Agent"), providing for loans to the Borrowers in the aggregate principal amount of $190,000,000 (together with all interest, fees, expenses and other amounts owing under the Pre-Petition Loan Documents, the "Pre-Petition Obligations").

         D. Without prejudice to the rights of any other party (but subject to the limitations described in decretal paragraph 19), the Debtors admit that, in accordance with the terms of the Pre-Petition Loan


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Documents, the Borrowers are truly and justly indebted to the Pre-Petition
Lenders, without defense, counterclaim or offset of any kind, and that as of the Filing Date (i) the Borrowers were liable to the Pre-Petition Lenders in the aggregate principal amount of approximately $152,912,920.30 in respect of loans made by the Pre-Petition Lenders to the Borrowers pursuant to the Pre-Petition Credit Agreements (together with interest accrued and unpaid thereon) and (ii) the Borrowers were contingently liable to the Pre-Petition Lenders in the aggregate principal amount of approximately $14,086,796 in respect of letters of credit issued pursuant to the Pre-Petition Credit Agreements and which remained outstanding as of the Filing Date.

         E. Without prejudice to the rights of any other party (but subject to the limitations described in decretal paragraph 19), the Debtors further admit that the Pre-Petition Obligations are secured by valid, perfected, enforceable and unavoidable liens and security interests granted by the applicable Borrowers to the Pre-Petition Agent, for the ratable benefit of the Pre-Petition Lenders, upon and in substantially all of the Borrowers' assets and property (including the setoff rights described below, the "Pre-Petition Collateral"),


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including without limitation, equipment, inventory, accounts receivable, real property, instruments, chattel paper, general intangibles, contracts, documents of title, the capital stock of each Borrower that is a subsidiary of LFC, as well as the capital stock of all subsidiaries of each Borrower (including the capital stock of Levitz Furniture Realty Corporation, Levitz Furniture Company of the Midwest Realty, Inc., Levitz Furniture Company of the Pacific Realty, Inc., Levitz Furniture Company of Washington Realty, Inc., and John M. Smyth Realty Company, which collectively hold approximately 47 of the Debtors' leasehold interests) and all other tangible and intangible personal property and the proceeds and products thereof (but excluding certain assets sold or pledged to General Electric Capital Corporation ("GECC") pursuant to the Amended and Restated Account Purchase and Credit Card Program Agreement dated as of May 2, 1994, as amended and restated by the Second Amended and Restated Account Purchase and Credit Card Program Agreement dated as of September 5, 1997, and all related documentation (the "GECC Accounts")), and that the value of the Pre-Petition Collateral on a liquidation basis exceeds the aggregate amount of the Pre-Petition Obligations. Substantially all cash of the Debtors now


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in existence or hereafter acquired constitutes the cash collateral of the
Pre-Petition Lenders within the meaning of Bankruptcy Code ss. 363(a) ("Cash Collateral"). The Pre-Petition Lenders are entitled, pursuant to Bankruptcy Code ss.ss. 361 and 364, to adequate protection for the priming liens and security interests granted hereunder to secure the Post-Petition Financing. Upon the granting of the Replacement Liens (defined below), the value of the collateral securing the Pre-Petition Obligations on a liquidation basis is and will exceed the aggregate amount of the Pre-Petition Obligations even after the Post-Petition Financing is fully drawn.

         F. The Debtors do not have sufficient available sources of working capital and financing to carry on the operation of their businesses without the Post-Petition Financing. The ability of the Debtors to pay employees, maintain business relationships with their vendors and suppliers, to purchase new inventory and otherwise finance their operations, is essential to the Debtors' continued viability. In addition, the Debtors' critical need for financing is immediate. In the absence of the Post-Petition Financing, the continued operation of the Debtors' businesses would not be possible and serious and irreparable harm to the Debtors and their


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estates would occur. The preservation, maintenance and enhancement of the going concern value of the Debtors are of the utmost significance and importance to a successful reorganization of the Debtors under Chapter 11 of the Bankruptcy Code.

         G. Given the Debtors' current financial condition and capital structure, the Debtors are unable to sustain their operations with the use of Cash Collateral and are unable to obtain unsecured credit allowable under Bankruptcy Code ss. 503(b)(1) as an administrative expense. Financing on a post-petition basis is not otherwise available without the Borrowers granting, pursuant to Bankruptcy Code ss. 364(c)(1), claims having priority over any and all administrative expenses of the kinds specified in Bankruptcy Code ss.ss. 503(b) and 507(b), other than as described below, and securing such indebtedness and obligations with the security interests in and the liens upon the property described below pursuant to Bankruptcy Code ss.ss. 364(c) and (d).

         H. Notice of the Preliminary Hearing and the relief requested in the Motion has been given to (i) the Office of the United States Trustee; (ii) the creditors holding the 20 largest unsecured claims against the Debtors; (iii) the Pre-Petition Lenders and the Pre-


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Petition Agent; and (iv) the respective Indenture Trustees for the 13-3/8%
Senior Notes due 1998 and the 9-5/8% Senior Subordinated Notes due 2003, each issued by LFC. No creditors' committee has been appointed in any of the Chapter 11 Cases. Sufficient and adequate notice under the circumstances of the Preliminary Hearing and the relief requested in the Motion has been given pursuant to Bankruptcy Code ss.ss. 102(1), 364(c) and 364(d) and Bankruptcy Rules 2002 and 4001(c).

         I. Based on the record before this Court, it appears that the Post-Petition Financing has been negotiated in good faith and at arms-length between the Debtors and the Lenders, and any credit extended, letters of credit issued and loans made to the Borrowers pursuant to the Credit Agreement shall be deemed to have been extended, issued or made, as the case may be, in good faith as required by, and within the meaning of, Bankruptcy Code ss. 364(e).

         J. Based on the record before this Court, it appears that the terms of the Post-Petition Financing are fair and reasonable, reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duties, and are supported by reasonably equivalent value and fair consideration.

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


         K. The Debtors have requested immediate entry of this Order pursuant to Bankruptcy Rule 4001(c)(2). The permission granted herein to enter into the Post-Petition Financing and obtain funds thereunder is necessary to avoid immediate and irreparable harm to the Debtors. This Court concludes that entry of this Order is in the best interests of the Debtors' respective estates and creditors as its implementation will, among other things, allow for the flow of merchandise to the Debtors necessary to sustain the operation of the Debtors' existing businesses and enhance the Debtors' prospects for successful reorganization.

         Based upon the foregoing findings and conclusions, and upon the record made before this Court at the Preliminary Hearing, and good and sufficient cause appearing therefor;

         IT IS HEREBY ORDERED that:

         1. The Motion is granted, subject to the terms and conditions set forth in this Order.

         2. The Debtors are expressly authorized and empowered to execute and deliver the Credit Agreement, the Notes and any other Loan Document to be executed and delivered in connection therewith. The Debtors are authorized to comply with and perform all of the terms


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and conditions contained therein, and the Debtors are directed to repay amounts borrowed, with interest, to the Lenders in accordance with and subject to the terms and conditions set forth in the Loan Documents and this Order. The Debtors are further authorized and directed to pay all facility, commitment and other fees and expenses, including, without limitation, all reasonable fees and expenses of professionals engaged by the Agent or any Lender, in accordance with the terms of the Credit Agreement. All loans made under the Credit Agreement (the "Loans") and interest thereon, together with all reimbursement and other obligations in respect of letters of credit issued under the Credit Agreement ("Letters of Credit"), and all fees, costs, expenses, indebtedness, obligations and liabilities of the Borrowers to the Agent and the Lenders under or in respect of the Loan Documents and this Order, together with any obligations of the Debtors to BTCC in its capacity as the principal concentration bank in the Debtors' cash management system, are hereinafter referred to as the "Obligations."

         3. The Borrowers are expressly authorized to borrow from the Lenders, on the terms and subject to the conditions set forth in the Loan Documents and this Order, a total of $40,000,000 of Loans (inclusive of

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Letters of Credit) over and above the aggregate amount of the Pre-Petition
Obligations on the Filing Date, pending the Final Hearing. The Debtors are authorized to use the proceeds of the Loans and to request the issuance of Letters of Credit, in the operation of the Debtors' businesses, PROVIDED that the proposed Loan or Letter of Credit is consistent with the terms of the Credit Agreement and this Order.

         4. If an Event of Default (as defined in the Credit Agreement) occurs, the Agent may, and acting at the direction of the Majority Lenders (as defined in the Credit Agreement) shall, terminate the Post-Petition Financing (the date of any such termination, the "Termination Date"), and the automatic stay pursuant to Bankruptcy Code ss. 362(a) shall be deemed automatically lifted and modified without further order of this Court (subject to the provisions of paragraph 13 below), to permit the Agent and the Lenders to exercise any and all of their rights and remedies under the Credit Agreement, the other Loan Documents and this Order. Notwithstanding anything herein to the contrary, no Loans, Letters of Credit, Cash Collateral or any portion of the Carve-Out
(as defined below) may be used to object to or contest in any manner, or raise any defenses to, the validity,



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perfection, priority or enforceability of the Pre-Petition Obligations or the liens securing the Pre-Petition Obligations, or to assert any claims or causes of action against the Pre-Petition Lenders, the Pre-Petition Agent, the Lenders or the Agent.

         5. In accordance with Bankruptcy Code ss. 364(c)(1), subject to Paragraph 7 below, the Obligations shall constitute claims (the "Super-priority Claims") with priority in payment over any and all administrative expenses of the kinds specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, Bankruptcy Code ss.ss. 105, 326, 328, 330, 331, 503(b), 506(c), 507(a) and 507(b) and shall at all times be senior to the rights of the Debtors, and any successor trustee or any creditor, in the Chapter 11 Cases or any subsequent proceedings under the Bankruptcy Code. No cost or expense of administration under Bankruptcy Code ss. 105, 364(c)(1), 503(b), 506(c), 507(b) or otherwise, shall be senior to, or PARI PASSU with, the Super-priority Claims of the
Lenders arising out of the Obligations, subject only to the Carve-Out (as hereinafter defined). As long as no unwaived Default or Event of Default (as each such term is defined in the Credit Agreement) shall have occurred


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and be continuing, the Debtors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under ss.ss. 330 and 331 of the Bankruptcy Code.

         6. As security for the Obligations, and as provided in the Loan Documents, the Agent and the Lenders shall have and are hereby granted (effective upon the date of this Order and without the necessity of the execution by the Borrowers of mortgages, security agreements, pledge agreements, financing statements or otherwise), valid and perfected, security interests in, and liens upon (the "Liens"), all present and after-acquired personal and real property of the Debtors of any nature whatsoever, wherever located, (other than the GECC Accounts), including, without limitation, all cash contained in any account maintained by the Borrowers, the proceeds of all causes of action existing as of the Filing Date, and all real property the title to which is held by the Borrowers, or possession of which is held by the Borrowers pursuant to a leasehold interest (collectively with all proceeds and products of any or all of the foregoing, whether or not the underlying Liens are valid, the "Collateral"), as follows:

                  (a) pursuant to Bankruptcy Code ss. 364(c)(2), a first priority, perfected Lien upon all of the Borrowers' right, title and

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         interest in, to and under all Collateral that is not otherwise encumbered by a validly perfected lien or security interest, including without limitation, all personal and real property (but excluding the proceeds of all causes of action arising under the Bankruptcy Code);

                  (b) pursuant to Bankruptcy Code ss. 364(d)(1), a first priority, senior, priming, perfected Lien upon all of the Borrowers' right, title and interest in, to and under the Pre-Petition Collateral; and

                  (c) pursuant to Bankruptcy Code ss. 364(c)(3), a second priority, perfected Lien upon all of the Borrowers' right, title and interest in, to and under all Collateral which is subject to a validly perfected security interest or lien in existence as of the Filing Date (other than the Pre-Petition Collateral, which is covered by clause (b) above) junior to such validity perfected liens or security interests; PROVIDED HOWEVER that if review of updated title searches on the Debtors' real property (which review shall be completed prior to the Final Hearing) reveals the existence of liens, claims or encumbrances by third parties that the Lenders deem material, the Lenders reserve the right to either reduce the Commitment or to condition making any advances under the Post-Petition Financing upon provisions in the Final Order granting the Lenders Liens upon such real property senior to any other liens pursuant to section 364(d)(1) of the Bankruptcy Code.

         7. Any provision of this Order or the Credit Agreement to the contrary notwithstanding, the Liens and Super-priority Claims granted to the Agent and the Lenders pursuant to the Credit Agreement and this Order shall be subject and subordinate only to (a) following



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the occurrence and during the pendency of a Default or an Event of Default, the payment of allowed professional fees and disbursements incurred by the professionals retained, pursuant to Bankruptcy Code ss. 327 or 1103(a), by the Borrowers and any statutory committees appointed in the Chapter 11 Cases, in an aggregate amount not to exceed $2,000,000 and (b) quarterly fees required to be paid pursuant to 28 U.S.C. ss. 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court and any agent thereof (collectively, the "Carve-Out"); PROVIDED, however, that the Carve-Out shall not include professional fees and disbursements incurred in connection with asserting any claims or causes of action against the Pre-Petition Lenders, the Pre-Petition Agent, the Lenders or the Agent, including formal discovery proceedings in anticipation thereof, and/or challenging any lien of the Pre-Petition Agent, the Pre-Petition Lenders, the Lenders or the Agent. The Borrowers' availability under the Credit Agreement shall be reduced by the Carve-Out.

                  8. Consistent with section 506(b) of the Bankruptcy Code, and as a condition to the Lenders' willingness to extend the Commitment, pursuant to the Loan Documents, the Borrowers shall pay in cash, monthly,


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and otherwise pursuant to the terms and conditions of the Pre-Petition Loan
Documents, all interest due on the Pre-Petition Obligations at the non-default rate per annum rate set forth in the Pre-Petition Loan Documents (with such payments to be applied to the payments of interest). To the extent not already paid, the Debtors are authorized and directed to pay all reasonable out-of-pocket costs and expenses incurred by the Pre-Petition Agent and the Pre-Petition Lenders (including, without limitation, the reasonable fees and disbursements of counsel and any financial consultants advising the Pre-Petition Agent or the Pre-Petition Lenders) in connection with the enforcement and protection of the rights of the Pre-Petition Lenders in the Chapter 11 Cases.

         9. As adequate protection to the Pre-Petition Agent and Pre-Petition Lenders for the priming of the Pre-Petition Agent's and Pre-Petition Lenders' liens by the Liens in favor of the Agent and the Lenders granted in this Order and the Loan Documents, pursuant to Bankruptcy Code ss. 364(d), the Pre-Petition Agent and the Pre-Petition Lenders shall be and they hereby are granted (effective upon the date of this Order and without the necessity of the execution by the Borrowers of mortgages, security agreements, pledge agreements, financing


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statements or otherwise) valid and perfected, security interests in, and liens upon (the "Replacement Liens"), all of the Borrowers' right, title and interest in, to and under the Collateral to secure all Pre-Petition Obligations, subject only to (x) the Carve-Out, (y) the Liens granted pursuant to this Order and the Loan Documents to the Agent and the Lenders to secure the Obligations and (z) any validly perfected liens in existence on the Filing Date which remain senior (after giving effect to this Order) to the Liens granted to the Agent and the Lenders pursuant to this Order and the Loan Documents. To the extent that, notwithstanding the Replacement Liens, the Pre-Petition Obligations (including, without limitation, interest, fees and expenses accruing after the Filing Date) become not fully secured, as further adequate protection, the Pre-Petition Obligations shall be, and hereby are, granted the priority status set forth in section 507(b) of the Bankruptcy Code, subject only to the Carve-Out and the Obligations.

         10. The Debtors shall not assert a claim under Bankruptcy Code ss. 506(c) for any costs and expenses incurred in connection with the preservation, protection or enhancement of, or realization by the Agent, the


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Lenders, the Pre-Petition Agent or the Pre-Petition Agent or the Pre-Petition
Lenders upon the Collateral or the Pre-Petition Collateral. In no event shall the Lenders or the Pre-Petition Lenders be subject to the equitable doctrine of "marshaling" or any other similar doctrine with respect to any Collateral or Pre-Petition Collateral. Neither the Agent, Pre-Petition Agent, Lenders and the Pre-Petition Lenders shall be required to file or serve financing statements, notices of lien or similar instruments which otherwise may be required under federal or state law in any jurisdiction, or take any action, including taking possession, to validate and perfect the Liens or Replacement Liens. If, however, the Agent, any Lender, the Pre-Petition Agent or any Pre-Petition Lender, in their sole discretion, shall determine to file any such financing statements, notices of lien or similar instruments, or to otherwise confirm perfection of such Liens or Replacement Liens, the Debtors are directed to cooperate with and assist in such process, the stay imposed by Bankruptcy Code ss. 362(a) is hereby lifted to allow the filing and recording of a certified copy of this Order or any such financing statements, notices of lien or similar instruments, and


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all such documents shall be deemed to have been filed or recorded at the time of and on the date of this Order.

         11. The Debtors are authorized and directed to pay immediately to the Agent all (a) Cash Collateral and (b) proceeds received from the disposition or collection of the Pre-Petition Collateral or Collateral. All amounts so received by the Agent shall be applied in the priorities set forth in Section 4.11 of the Credit Agreement.

         12. As long as any portion of the Obligations remains unpaid, or any Loan Document remains in effect (not exclusive of Events of Default set forth in the Credit Agreement) it shall constitute an Event of Default if (a) there shall be entered any order dismissing any of the Chapter 11 Cases or (b) there shall be entered in any of the Chapter 11 Cases or any subsequent Chapter 7 case any order which authorizes under any section of the Bankruptcy Code, including Bankruptcy Code ss. 105 or 364, (i) the granting of any lien or security interest in any property of the Debtors in favor of any party other than the Agent and the Lenders (other than with respect to the GECC Accounts), (ii) the obtaining of credit or the incurring of indebtedness that is entitled to super-priority administrative status equal or superior to that


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granted to the Agent and the Lenders pursuant to this Order or (iii) authorizing the use by the Debtor of Cash Collateral, or the Debtors seek any of the foregoing relief; unless, in connection with any transaction cited in clause
(i), (ii) or (iii) of this Paragraph 12, such order requires that the Obligations and Pre-Petition Obligations shall first be indefeasibly paid in full (including cash collateralization of all Letters of Credit).

         13. Upon the occurrence of and during the continuance of an Event of Default, the Agent may, or acting at the direction of the Majority Lenders shall, exercise rights and remedies and take all or any of the following actions without further modification of the automatic stay pursuant to Bankruptcy Code ss. 362 (which is hereby deemed modified and vacated to the extent necessary to permit such exercise of rights and remedies and the taking of such actions) or further order of or application to this Court: (a) terminate the Commitment and thereafter cease to issue Letters of Credit or make Loans to the Borrowers; (b) declare the principal of and accrued interest, fees and other liabilities constituting the Obligations to be due and payable; (c) set-off amounts in any of the Debtors' accounts, maintained with


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a Lender or Pre-Petition Lender or otherwise enforce rights against any other
Collateral or Pre-Petition Collateral in the possession of the Agent, the Lenders, the Pre-Petition Agent or Pre-Petition Lenders; and/or (d) take any other action or exercise any other right or remedy permitted to the Lenders or the Pre-Petition Lenders under the Loan Documents or Pre-Petition Loan Documents, respectively, this Order or by operation of law; PROVIDED, HOWEVER, that the Agent and the Lenders may take the actions described in clauses (c) or
(d) above only after providing four (4) business days' prior written notice to the Debtors, the United States Trustee and any statutory committee of unsecured creditors appointed in the Chapter 11 Cases. The Debtors waive any right to seek relief under the Bankruptcy Code, including without limitation, under Bankruptcy Code ss. 105, to the extent any such relief would in any way restrict or impair the rights and remedies of the Agent, the Pre-Petition Agent, the Lenders or the Pre-Petition Lenders, set forth in this Order and in the Loan Documents and Pre-Petition Loan Documents.

         14. The Debtors are authorized to perform all acts, and execute and comply with the terms of such other documents, instruments and agreements in addition to the


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Loan Documents, as the Agent or the Lenders may reasonably require, as evidence of and for the protection of the Obligations, or which otherwise may be deemed reasonably necessary by the Agent or the Lenders to effectuate the terms and conditions of this Order and the Loan Documents. The Debtors, the Agent and the Lenders are hereby authorized to implement, in accordance with the terms of the Credit Agreement, any non-material modifications (including without limitation, any change in the number or composition of the Lenders) of the Credit Agreement without further order of this Court.

         15. Without limiting the rights of access and information afforded the Agent and the Lenders under the Post-Petition Loan Documents, each of the Debtors shall be required to afford representatives, agents and/or employees of the Agent and the Lenders access to such entity's premises and its records in accordance with the Post-Petition Loan Documents and shall cooperate, consult with, and provide to such persons all such non-privileged information and information not subject to a binding confidentiality agreement, as they may reasonably request.

         16. The Borrowers shall be jointly and severally liable for all Obligations.

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

         17. Having been found to be extending credit, issuing Letters of Credit and making Loans to the Borrowers in good faith, based on the record before this Court, the Agent and the Lenders shall be entitled to the full protection of Bankruptcy Code ss. 364(e) with respect to the Obligations and the Liens created or authorized by this Order in the event that this Order or any authorization contained herein is stayed, vacated, reversed or modified on appeal. Any stay modification, reversal or vacation of this Order shall not affect the validity of any Obligation of the Debtors to the Agent or the Lenders incurred pursuant to this Order. Notwithstanding any such stay, modification, reversal or vacation, all Loans made and all Letters of Credit issued pursuant to this Order and the Credit Agreement and all Obligations incurred by the Borrowers pursuant hereto prior to the effective date of such stay, modification, reversal or vacation shall be governed in all respects by the original provisions hereof and the Agent, the Lenders, the Pre-Petition Agent and the Pre-Petition Lenders shall be entitled to all the rights, privileges and benefits, including without limitation, the security interests and priorities granted herein with respect to all such Obligations.

         18. The provisions of this Order and any actions taken pursuant hereto shall survive entry of any order which may be entered (a) confirming any plan of reorganization in any of the Chapter 11 Cases (and, to the extent not satisfied in full, the Obligations shall not be discharged by the entry of any such order, or, pursuant to Bankruptcy Code ss. 1141(d)(4), the Borrowers having hereby waived such discharge); (b) converting any of the Chapter 11 Cases to a Chapter 7 case; or (c) dismissing any of the Chapter 11 Cases, and the terms and provisions of this Order as well as the Super-priority Claims, Liens and Replacement Liens granted pursuant to this Order and the Loan Documents shall continue in full force and effect notwithstanding the entry of such order, and such Super-priority Claims, Liens and Replacement Liens shall maintain their priority as provided by this Order until all of the Obligations and all obligations in respect of the matters set forth in Paragraphs 8 and 9 hereof are indefeasibly paid in full and discharged.

         19. The Lenders' willingness to offer the Commitment and thus to continue to make the loans under the Credit Agreement and this Order is contingent upon entry of a final order approving the Post-Petition

Financing, after the Final Hearing, which contains findings by the Court as set forth in Paragraphs D and E hereof that are binding upon all parties in interest, including but not limited to, any statutory committee(s) appointed in these Chapter 11 Cases; PROVIDED, HOWEVER, that any statutory committee shall have 60 days from its appointment to investigate the validity and protection of the Lien, securing the Pre-Petition Collateral and any potential claim on the estates against the Pre-Petition Lenders; failure of such final order to contain such findings shall constitute an Event of Default and, accordingly, shall result in the automatic occurrence of the Termination Date.

         20. Entry of this Order shall be without prejudice to any and all rights, remedies, claims and causes of action which the Pre-Petition Agent or the Pre-Petition Lenders may have against the Debtors or third parties, and without prejudice to the right of the Pre-Petition Agent and the Pre-Petition Lenders to seek relief from the automatic stay in effect pursuant to Bankruptcy Code ss. 362, or any other relief in the Chapter 11 Cases, and the rights of the Debtors or any other party to oppose any such relief. The provisions of this Order shall be binding upon and inure to the benefit of the Agent, the Pre-Petition Agent, the Lenders, the Pre-Petition Lenders, the Debtors, and their respective successors and assigns, including any trustee or other fiduciary hereafter appointed in the Chapter 11 Cases as a legal representative of the Debtors or their estates.

         21. Within (3) three business days of entry of this Order, the Debtors shall mail copies of a notice of the approval of this Order, together with a copy of this Order, to the parties having been given notice of the Preliminary Hearing and to any other party which has filed a request for notices with this Court and to counsel for any statutory committee of unsecured creditors appointed pursuant to Bankruptcy Code ss. 1102. The notice of approval of this Order shall state that any party in interest objecting to this Order as a final order shall file written objections with the United States Bankruptcy Court Clerk for the District of Delaware no later than 4:00 p.m. on September 30, 1997, which objections shall be served so that the same are received on or before such date by: (a) Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attn: Sally McDonald Henry, (b) Skadden, Arps, Slate, Meagher & Flom LLP, One Rodney Square, Wilmington, Delaware 19899-0636,
Attn: Greg M. Galardi; (c) Jones,

Day, Reavis & Pogue, 77 West Wacker, Suite 3500, Chicago, Illinois 60601,
Attn: David S. Kurtz and Timothy R. Pohl, (d) Robinson Silverman Pearce Aronsohn & Berman, 1290 Avenue of the Americas, New York, New York 10104, Attn: Thomas Moers Mayer, (e) Kasowitz, Benson, Torres & Friedman LLP, 1301 Avenue of the Americas, New York, New York 10019-6022, Attn: David M. Friedman, (f) Bayard, Handelman & Murdoch, P.A., 902 Market Street, 13th Floor, P.O. Box 25130, Wilmington, Delaware 19899, Attn: Neil B. Glassman, (g) Richards, Layton & Finger, One Rodney Square, Wilmington, Delaware 19801, Attn:
Thomas L. Ambro and (h) the Office of the United States
Trustee.

         22. A final hearing to consider the Motion will be held on October 7, 1997 at 11:00 a.m.

Dated:            September 8, 1997
                  Wilmington, Delaware


                                         /S/ JOSEPH J. FARNAN JR.
                                         ----------------------------
                                         UNITED STATES DISTRICT JUDGE

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